UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2024

CUE HEALTH INC.

(Exact name of Registrant, as specified in its charter)

Delaware	001-40824	27-1562193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Mailing address:

4980 Carroll Canyon Rd.
Suite 100
San Diego, CA 92121
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 412-8151

Former name or address, if changed since last report: Not Applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HLTH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2024, Cue Health Inc. (the “Company”) announced that Ayub Khattak is stepping down as Chief Executive Officer, President and Chairman of the Board, effective immediately. Mr. Khattak will remain as a member of the Board of Directors. On March 20, 2024, the Company appointed co-founder and current Chief Product Officer, Clint Sever, as Chief Executive Officer. Mr. Sever’s biography can be found in the Company’s proxy statement filed with the Securities and Exchange Commission on April 25, 2023.

A copy of the related press release announcing the leadership transition and the appointment of Board advisors is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1*	Press Release issued by Cue Health Inc. dated March 20, 2024.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL) document.

*	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cue Health Inc.

Date: March 20, 2024	By:	/s/ Aasim Javed
	Name:	Aasim Javed
	Title:	Chief Financial Officer